                    AGREEMENT FOR THE NASDAQ-100 INDEX -Registered Trademark-


      THIS AGREEMENT, dated as of August 7, 1998, is made by and between The Nasdaq Stock Market, Inc. (NASDAQ), a Delaware Corporation which is a wholly-owned subsidiary of the National Association of Securities Dealers, Inc.
(NASD) (NASD with its affiliates (other than the Licensee) are collectively referred to as the CORPORATIONS), whose principal offices are located at 1735 K Street, N.W., Washington, D.C. 20006, and Investment Product Services, Inc., subsequently renamed Nasdaq-Amex Investment Product Services, Inc. (LICENSEE), a Delaware corporation which is a wholly-owned subsidiary of Nasdaq.

      WHEREAS, Nasdaq possesses certain rights in the Nasdaq-100
Index -Registered Trademark- (INDEX); and

      WHEREAS, Nasdaq possesses certain rights to Nasdaq -Registered Trademark-, Nasdaq-100 -Registered Trademark-, the Nasdaq-100 Index -Registered Trademark-, The Nasdaq Stock Market -Registered Trademark-, Nasdaq GOLD -SM-, Nasdaq-100 Shares -SM-, and Nasdaq-100 Trust -SM- as trade names, trademarks or service marks (MARKS); and

      WHEREAS, Nasdaq determines the components of the Index, calculates, maintains, and disseminates the Index; and

      WHEREAS, Licensee desires to use and Nasdaq desires to license the right to use the Index as the basis of the product designated as Nasdaq-100 Shares -SM- and described in Attachment II(a) (the DERIVATIVE PRODUCT); and

      WHEREAS, Licensee is legally authorized to issue, enter into, write, sell, purchase and/or renew (ISSUE, ISSUING, OR ISSUANCE) the Derivative Product, and the Derivative Product will be Issued as legally required under applicable law; and Licensee desires to use and Nasdaq desires to license the Marks in connection with the Issuance, exchange or market trading, redemption, marketing and promotion of the Derivative Product and in connection with making disclosure about the Derivative Product under applicable laws, rules, and regulations in order to describe the Derivative Product and indicate that Nasdaq is the source of the Index;

      NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Licensee and Nasdaq, intending to be legally bound, agree as follows:

      Section 1. TERM AND LIFE OF AGREEMENT.

      1.1 The initial term of this Agreement is from the date of this Agreement to the date which is five years from the date on which trading of the Derivative Product commences (such date hereinafter referred to as the EFFECTIVE DATE); provided, that Licensee may extend the initial term for an additional five-year period by giving Nasdaq Notice (as defined in Section 24) of its decision to do so at least 90 days prior to the date that is five years after the Effective Date; and provided further, that neither party has terminated this Agreement earlier in accordance with the terms of this Agreement. Licensee shall give Notice to Nasdaq of the date on which trading of the Derivative Product commences. The period of time commencing on the date of this Agreement and ending on the date of termination of this Agreement is referred to in this Agreement as the TERM of this Agreement. Each anniversary of the Effective Date during the Term of this Agreement is referred to in this Agreement as an ANNIVERSARY. Each period between the Effective Date or an Anniversary and the next succeeding Anniversary or the date of termination of the Term of this Agreement is referred to in this Agreement as a CONTRACT YEAR.

      1.2 The LIFE for the Derivative Product is until one year after the date of the redemption or cancellation of the last of the Derivative Product Issued under this Agreement.

         Section 2. SCOPE OF LICENSE. Nasdaq hereby grants Licensee a non-exclusive, non-transferable and non-sub-licensable (except as provided herein) license (i) to use the Index as the basis of the Derivative Product (as defined in Attachment II(a)) Issued by Licensee during the Term of this Agreement and (ii) to use and refer to the Marks in materials referring or relating to the Derivative Product during the Life of this Agreement in connection with the exchange or market trading, marketing, and promotion of the Derivative Product and in connection with making such disclosure about the Derivative Product as Licensee deems necessary or desirable under any applicable laws, rules, or regulations. No license is granted to use the Index or Marks for any other use, including as part of a news service or for collateral products, without Consent of Nasdaq. During the Life of this Agreement, no further Consent of Nasdaq need be obtained for use of the Index or Marks by any syndicator or underwriter of an offering of the Derivative Product, or for any secondary or other resale of the Derivative Product, provided such secondary or other resale, syndication, or underwriting is legal under applicable law.


      Section 3. FEES. Licensee shall pay Nasdaq the fees specified in Attachment II(b) (FEES), in immediately available United States funds. Where there are Annual Fees, such are due as of the Effective Date of this Agreement, or on each Anniversary thereof. Fees established as due by a particular date, are due by that date. All other Fees are due within 30 days of the date established for the production of the report or invoice upon which the Fee is based. Any amount not paid within 30 days after its due date is subject to interest at the rate of 12% per month (or the highest rate permitted by law) until paid, plus costs of collection, including reasonable in-house and outside attorneys' fees. Licensee shall also assume full and complete responsibility for the payment of any taxes, charges or assessments imposed on Licensee, any sub-licensee, or the Corporations by any foreign or domestic national, state, provincial, local or other government bodies, or subdivisions thereof, and any penalties or interest (other than personal property or income taxes imposed on Nasdaq) relating to this Agreement. In addition, if Licensee is required by applicable law to deduct or withhold any such tax, charge or assessment from the amounts due Nasdaq, then such amounts due shall be increased so that the net amount actually received by Nasdaq after the deduction or withholding of any such tax, charge, or assessment will equal one hundred percent (100%) of the charges specified.

      Section 4. AUDIT RIGHTS. During the Life of this Agreement, Nasdaq shall have the right, with reasonable Notice to Licensee, during normal business hours, to audit on a Confidential basis, any relevant books and records of Licensee or its sub-licensees to ensure that the type and amount of Fees calculated or stated to be payable to Nasdaq are complete and accurate. Licensee shall bear the costs of such audit (including reasonable in-house and outside accountant and attorneys' fees, if incurred) if Nasdaq determines that Licensee (together with its sub-licensees) has not paid, calculated, and/or reported Fees of more than five percent of that due Nasdaq under this Agreement.

      Section 5. REVIEW OF MATERIALS.

      5.1. Licensee shall submit to Nasdaq for review a copy of any material submitted to any regulatory body or governmental agency, which is required in order to obtain approval for the Issuance, exchange or market trading, or resale of the Derivative Product. To the extent practicable, such materials or a copy of the then best draft shall be given to Nasdaq at least 3 business days before their submittal to the body or agency (but in any event, a copy of the final document shall be sent by Notice to Nasdaq no later than 3 business days after submittal to the agency or body).

      5.2. Licensee shall give Nasdaq a copy within 3 business days of receipt, of any notice, correspondence, process, or other material received from any regulatory body, governmental agency, or any court, during or after the approval process which indicates that the Derivative Product is or might be in violation of, or is otherwise not subject to approval because of, any law, or any rule, regulation, or order of any applicable body or agency.

      5.3. Licensee shall provide Nasdaq with a copy of any informational or promotional materials referring or relating to the offering of the Derivative Product, including any prospectus, offering memorandum, registration statement, circular, advertisement, or brochure at least 3 business days prior to its initial dissemination to third parties. Licensee need not resupply a copy of any material which is substantially like material previously submitted to Nasdaq and is identical as it describes the Corporations or their operations, the markets operated by the Corporations, the Index or the Marks, or the authorization, review, or endorsement by the Corporations of the Derivative Product.

      5.4. If Nasdaq reasonably objects by Notice or fax transmission to Licensee to any material as it describes the Corporations or their operations, the markets operated by the Corporations, the Index or the Marks, or the authorization, review, or endorsement of the Corporations of the Derivative Product, Licensee shall alter or withdraw such material to Nasdaq's satisfaction within 30 days of receipt of Nasdaq=s objection. If Licensee refuses to so alter or withdraw, Nasdaq may terminate the Term of this License upon 30 days Notice to Licensee, unless cure is made within that period.

         Section 6. PROTECTION OF MARKS. Nasdaq will use reasonable efforts to maintain and protect the value of its Index and Marks. Except as provided in
Section 11, nothing shall obligate Nasdaq to undertake an action or settlement, or refrain from an action or settlement with respect to any particular potential, threatened, or actual infringement of its Index or Marks. Licensee shall cooperate with Nasdaq in maintenance, registrations, and policing of Nasdaq's rights in the Index and the Marks. Such cooperation is not a waiver of, nor shall it require either party to violate its attorney/client, work product, or other privilege.

Section 7. CALCULATION OF INDEX.

      7.1. Licensee agrees that the Index is a product of the selection, coordination, arrangement, and editing of Nasdaq and that such efforts involve the considerable expenditure by Nasdaq of time, effort, and judgment. As between the parties, Licensee recognizes that Nasdaq is the rightful licensor of the Index and the Marks. No license is granted to Licensee to calculate the Index. While Nasdaq will use reasonable efforts based on sources deemed reliable in calculating the Index, NASDAQ DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA USED TO CALCULATE THE INDEX OR DETERMINE THE INDEX COMPONENTS. NASDAQ DOES NOT GUARANTEE THE UNINTERRUPTED OR UN-DELAYED CALCULATION OR DISSEMINATION OF THE INDEX. NASDAQ DOES NOT GUARANTEE THAT THE INDEX ACCURATELY REFLECTS PAST, PRESENT, OR FUTURE MARKET PERFORMANCE. Nasdaq is free to pick and alter the components and method of calculation of the Index without Consent of Licensee, the Nasdaq-100 Trust, or the beneficial owners of units of beneficial interest in the Nasdaq-100 Trust.

      7.2. Nasdaq shall give Licensee 90 days Notice of the cessation of public calculation or dissemination of the Index. However, Nasdaq, in its sole discretion, shall either continue to provide Licensee with a calculation of the Index for the Life of this Agreement, or, on a Confidential basis, provide Licensee with the then applicable method of calculation of the Index.

Licensee may terminate the Term of this Agreement on the date Noticed by Nasdaq for the cessation or dissemination of the Index.

      Section 8. MARKING OF LICENSEE'S USE.

      8.1. In any prospectus, offering memorandum, contract, or in some other conspicuous written manner, for the Derivative Product to each third party involved in such Issuance, Licensee shall insure that substantially the following language appears (in conspicuous type, such as at least 11 point type) so as to be enforceable under applicable local law(s):

      The Nasdaq-100 -Registered Trademark-, Nasdaq-100 Index -Registered Trademark-, Nasdaq -Registered Trademark-, The Nasdaq Stock
      Market -Registered Trademark-, Nasdaq-100 Shares -SM-, and
      Nasdaq-100 Trust -SM- are trademarks and service marks of The Nasdaq Stock Market, Inc. (NASDAQ) and have been licensed for use for certain purposes by [LICENSEE] (LICENSEE) pursuant to a License Agreement with Nasdaq. The Nasdaq-100 Index -Registered Trademark- (the INDEX) is determined, composed, and calculated by Nasdaq without regard to the Licensee, the Nasdaq-100 Trust, or the beneficial owners of Nasdaq-100 Shares. Nasdaq has complete control and sole discretion in determining, comprising, or calculating the Index or in modifying in any way its method for determining, comprising, or calculating the Index in the future.

      NASDAQ AND ITS AFFILIATES DO NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA USED TO CALCULATE THE INDEX OR DETERMINE THE INDEX COMPONENTS. NASDAQ AND ITS AFFILIATES DO NOT GUARANTEE THE UNINTERRUPTED OR UN-DELAYED CALCULATION OR DISSEMINATION OF THE INDEX. NASDAQ AND ITS AFFILIATES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. NASDAQ AND ITS AFFILIATES DO NOT GUARANTEE THAT

      THE INDEX ACCURATELY REFLECTS PAST, PRESENT, OR FUTURE MARKET PERFORMANCE. NASDAQ AND ITS AFFILIATES MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, THE NASDAQ-100 TRUST, BENEFICIAL OWNERS OF NASDAQ-100 SHARES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ
      AND ITS AFFILIATES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A
      PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. NASDAQ AND ITS AFFILIATES, OTHER THAN THE SPONSOR, MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND BEAR NO LIABILITY WITH RESPECT TO NASDAQ-100 SHARES. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ OR ITS AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

      8.2. In the product description for the Derivative Product made available by the American Stock Exchange to members and member organizations for distribution by them to customers purchasing the Derivative Product pursuant to American Stock Exchange Rule 1000, Licensee shall insure that substantially the following language be included:

      The Nasdaq-100 -Registered Trademark-, Nasdaq-100 Index -Registered Trademark-, Nasdaq -Registered Trademark-, The Nasdaq Stock
      Market -Registered Trademark-, Nasdaq-100 Shares -SM-, and
      Nasdaq-100 Trust -SM- are trademarks and service marks of The Nasdaq Stock Market, Inc. (NASDAQ) and have been licensed for use for certain purposes by [LICENSEE] (LICENSEE) pursuant to a License Agreement with Nasdaq. The Nasdaq-100 Index -Registered Trademark- (the INDEX) is determined, composed, and calculated by Nasdaq without regard to the Licensee, the Nasdaq-100 Trust, or the beneficial owners of

      Nasdaq-100 Shares. Nasdaq does not guarantee the accuracy and/or completeness of the Nasdaq-100 Index or any data included therein. Nasdaq and the American Stock Exchange (the EXCHANGE) make no express or implied warranties, and disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Nasdaq-100 Index, its use, the results to be obtained from its use, or any data included therein. Nasdaq and the Exchange shall have no liability for any lost profits or special, punitive, incidental, indirect, or consequential damages, even if notified of the possibility of such damages. Nasdaq and the Exchange shall have no liability for any damages, claims, losses or expenses caused by any errors or delays in calculating or disseminating the Nasdaq-100 Index.

      In addition, Licensee shall cause the American Stock Exchange to file a rule, whose text is acceptable to Nasdaq, providing for disclaimers of liability by the Corporations with respect to the Derivative Product and the use of the Index.

      8.3. In all other materials relating or referring to the Derivative Product, Licensee shall include at least this much of the above language, or similar formulation:

      "Nasdaq" and related marks are trademarks or service marks of The Nasdaq Stock Market, Inc. (NASDAQ, and collectively with its affiliates except Licensee, the CORPORATIONS) and have been licensed for certain purposes by Licensee. The Nasdaq-100 Index is composed and calculated by Nasdaq without regard to Nasdaq-100 Shares -SM-. The Corporations make no warranty, express or implied, and bear no liability with respect to Nasdaq-100 Shares. The Corporations make no warranty, express or implied, and bear no liability with respect to the Nasdaq-100 Index, its use, or any data included therein.

      Section 9. SUB-LICENSEES. Licensee agrees that, prior to the Issuance of the Derivative Product, it will obtain an agreement with any person that Issues the Derivative Product (other than Licensee) which is enforceable under applicable local law and contains the provisions set forth in Attachment I, modified solely to make them enforceable under applicable local law(s).

Licensee may not waive any provision of the sub-license or of this Agreement without Consent of Nasdaq. Licensee shall assume all responsibility for and will hold harmless and indemnify the Corporations against any action or inaction by a sub-licensee as if such action or inaction were that of the Licensee.

      Section 10. LIMITED WARRANTY.

      10.1. Nasdaq warrants that it will calculate the Index in accordance with its then applicable method for calculation of the Index. LICENSEE'S SOLE REMEDY IN EVENT OF A FAILURE OF THIS WARRANTY IS TO HAVE NASDAQ RECALCULATE THE INDEX FOR THE AFFECTED TIMES ACCORDING TO NASDAQ'S APPLICABLE METHOD FOR CALCULATION OF THE INDEX AT THE AFFECTED TIME(S). IN THE EVENT THAT NASDAQ IS UNABLE OR UNWILLING TO RECALCULATE THE INDEX FOR AN AFFECTED PERIOD OF OVER SEVEN CONSECUTIVE BUSINESS DAYS, NASDAQ WILL CREDIT TO THE LICENSEE THE PORTION OF FEES CALCULATED IN SECTION 3. THE CORPORATIONS DO NOT REPRESENT OR WARRANT THAT THE INDEX OR THE MEANS BY WHICH NASDAQ CALCULATES THE INDEX IS FREE OF DEFECTS. THE CORPORATIONS DO NOT REPRESENT OR WARRANT THE TIMELINESS, SEQUENCE, ACCURACY OR COMPLETENESS OF THE CALCULATION OF THE INDEX, OR THAT THE INDEX WILL MEET LICENSEE'S REQUIREMENTS. THE FOREGOING WARRANTIES ARE IN LIEU OF ALL CONDITIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO, ANY IMPLIED CONDITIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, ANY IMPLIED WARRANTY ARISING FROM TRADE USAGE,

COURSE OF DEALING, OR COURSE OF PERFORMANCE, AND OF ANY OTHER WARRANTY OR OBLIGATION ON THE PART OF THE CORPORATIONS.

      Section 11. INDEMNIFICATION.

      11.1. Nasdaq warrants and represents that it has the right to grant the rights to use the Index and Marks specified in this Agreement and that, to the best of its knowledge, the license shall not infringe the title or any patent, copyright, trade secret, trademark, service mark, or other proprietary (INTELLECTUAL PROPERTY) right of any third party. Nasdaq will as its sole and entire liability and obligation to Licensee (and any third party or sub-licensee): defend, indemnify, and hold harmless (INDEMNIFY) Licensee (including its and its sub-licensee's officers, directors, employees, and agents) against any and all claims, demands, actions, suits, or proceedings (DISPUTES) asserting that the Index or any Mark infringes any Intellectual Property right of any third party and Nasdaq will pay the third party the total amount of any award, judgment, or settlement (including all damages however designated) awarded to such third party resulting from the Dispute to the extent caused by failure of Nasdaq's warranty.

      11.2. Licensee agrees to Indemnify Corporations (including its and their officers, directors, employees, and agents) from any and all Disputes as the result of Licensee=s (including any sub-licensee) failure to fulfill its obligations under this Agreement, any Licensee (including any sub-licensee) use of the Index or any Mark that is not expressly permitted by this Agreement, claims relating to or arising from the Derivative Product, or any other matter relating or arising out of this Agreement, except to the extent directly caused by actions of the Corporations, and will pay the third party the total amount of any award, judgment, or settlement (including all damages however designated) awarded such third party resulting from such Dispute except to the extent directly caused by actions of the Corporations.

      11.3. The right to be Indemnified shall apply to a dispute only if:

      (a) the party seeking indemnification promptly, and within no more than 5 calendar days of its receipt of notice of such Dispute, gives Notice to the other party of the Dispute;

      (b) the party seeking to be Indemnified cooperates fully with the other in the defense thereof (such cooperation does not require and is without waiver by either party of attorney/client, work product, or other privilege);

      (c) the Indemnifying party has sole control of the defense and all related settlement negotiations.

      11.4. In the event of a Dispute involving infringement or if in Nasdaq's opinion such a Dispute is likely to occur, or if the use of the Index or Mark is enjoined, Nasdaq may, at its sole option and expense, procure for Licensee the right to continue using the Index or Mark, replace or modify the Index or Mark to become non-infringing, or terminate the Term of the Agreement.

      Section 12. LIMITATION OF LIABILITY. EXCEPT FOR LIABILITY RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE CORPORATIONS AND EXCEPT TO THE EXTENT STATED IN SECTIONS 11, OR 15, THE TOTAL AMOUNT OF THE CORPORATIONS' LIABILITY FOR CLAIMS OR LOSSES BASED UPON, ARISING OUT OF, RESULTING FROM OR IN ANY WAY CONNECTED WITH THE PERFORMANCE OR BREACH OF THIS AGREEMENT, WHETHER BASED UPON CONTRACT, TORT, WARRANTY, OR OTHERWISE, SHALL IN NO CASE EXCEED THE GREATER OF ONE YEAR'S FEES UNDER THIS AGREEMENT OR $20,000. THE ESSENTIAL PURPOSE OF THIS PROVISION IS TO LIMIT THE CORPORATIONS' LIABILITY UNDER THIS AGREEMENT. BOTH PARTIES UNDERSTAND AND AGREE THAT THE TERMS OF THIS AGREEMENT

REFLECT A NEGOTIATED AND REASONABLE ALLOCATION OF RISK AND LIMITATIONS GIVEN COMMERCIAL REALITIES OF THE TRANSACTION.

      Section 13. CONSEQUENTIAL DAMAGES. EXCEPT AS NOTED IN SECTION 11 AND EXCEPT FOR A BREACH OF SECTION 15, THE CORPORATIONS SHALL NOT BE LIABLE TO THE LICENSEE, ANY SUB-LICENSEE, OR ANY OTHER PERSON FOR ANY LOST PROFITS, ANTICIPATED PROFITS, LOSS BY REASON OF SHUTDOWN IN OPERATION OR INCREASED EXPENSES OF OPERATION, LOSS OF GOODWILL, FOR LOSS CAUSED IN SALE OF, OR PURCHASE OF, THE DERIVATIVE PRODUCT, CONSEQUENTIAL, INCIDENTAL, INDIRECT, PUNITIVE, OR SPECIAL DAMAGES, EVEN IF THE CORPORATIONS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

      Section 14. FORCE MAJEURE. Notwithstanding any other term or condition of this Agreement, neither Nasdaq nor Licensee shall be obligated to perform or observe its obligations undertaken in this Agreement (except for obligations to make payments hereunder) if prevented or hindered from doing so by any circumstances beyond its control, including, without limitation, acts of God, perils of the sea and air, fire, flood, drought, war, explosion, sabotage, terrorism, embargo, civil commotion, acts of any governmental body, supplier delays, communications, or power failure, equipment or software malfunction, and labor disputes.

      Section 15. CONFIDENTIALITY. Each party shall protect information declared by the other to be CONFIDENTIAL or PROPRIETARY. In fulfilling its confidentiality obligations, each party shall use a reasonable standard of care, at least the same standard of care which it uses to protect its own similar confidential or proprietary information. All confidential or proprietary information must be conspicuously marked PROPRIETARY or CONFIDENTIAL. Information revealed orally becomes subject to protection when related to marked written materials or when designated as PROPRIETARY or CONFIDENTIAL as long as the designation is confirmed in writing within 10 calendar days of the designation. Either party (including the Corporations) may disclose information to the extent demanded by a court, revealed to a government agency with regulatory jurisdiction over the party (including the Corporations), or in the party's regulatory responsibilities over its members, associated persons, issuers, or others under the Exchange Act of 1934, or similar applicable law. The obligation of non-disclosure shall not extend to: (1) information which is then already in the possession of the party (including the Corporations) while not under a duty of non-disclosure; (2) information which is generally known or revealed to the public or within the applicable industry; (3) information which is revealed to the party (including the Corporations) by a third party unless the party (including the Corporations) knows that such third party is under a duty of non-disclosure; or (4) information which that party (including the Corporations) develops independently of the disclosure. Each copy, including its storage media, shall be marked with all notices which appear on the original.

      The obligation of non-disclosure shall survive for a period of three years from the date of disclosure.

      Section 16. NON-USE OF NASD NAME AND MARKS. Except as provided hereunder, Licensee shall not use the names National Association of Securities Dealers, Inc. or "NASD", in any advertising or promotional media without the prior written consent of Nasdaq. Except as provided hereunder, Licensee shall not use any trademark, service mark, copyright, or patent of the Corporations, registered or unregistered, without written consent of Nasdaq.

      Section 17. SURVIVAL OF PROVISIONS. The terms of this Agreement shall apply to any rights that survive through the Life of this Agreement, or the cancellation, termination, or rescission of this Agreement, namely--Confidentiality, Non-Use of NASD Name and Marks, Indemnification, and any warranties.

      Section 18. CANCELLATION.

      18.1. Either party may elect, without prejudice to any other rights or remedies, to terminate the Term this Agreement, upon 30 days notice with an opportunity to cure within the stated period, if the other party has failed to perform any material obligation under this Agreement.

      18.2. Either party may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement without notice, if a petition in bankruptcy has been filed by or against the other party or the other party has made an assignment for the benefit of creditors, or a receiver has been appointed for the other party or any substantial portion of other party's property, or the other party's or its officers or directors takes action approving or makes an application for any of the above.

      18.3 Licensee represents and warrants that at each time there is any Issuance of the Derivative Product, that it and each of its sub-licensees and involved entities shall have all applicable authority to Issue such Derivative Product and that the Derivative Product is Issued strictly in accordance with all applicable legal requirements. Nasdaq may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement with reasonable notice with an opportunity to cure within such period, if Nasdaq reasonably believes that any Derivative Product is illegal or has been illegally Issued, or if the Licensee or any sub-licensee or any involved entity does not have the power to Issue any of the Derivative Product which it has or is attempting to Issue.

      18.4. Either party may elect, without prejudice to any other rights or remedies, to terminate the Term of this Agreement with 30 days Notice (or in the event of an emergency, with such Notice as is practicable), if either party's ability to perform its obligations under this Agreement is substantially impaired by any new statute, or new rule, regulation, order, opinion, judgment, or injunction of the Securities and Exchange Commission (SEC), a court, an arbitration panel, or governmental body or self-regulatory organization with jurisdiction over the party.

      18.5. Licensee acknowledges that NASD is registered with the SEC as a registered national securities association pursuant to Section 15A of the United States Securities and Exchange Act (ACT) and that as such NASD has a statutory obligation to protect investors and the public interest, that Section 19(g)(1) of the Act mandates that NASD, as a self-regulatory organization, comply with the provisions of the Act, the rules and regulations thereunder, and its own rules. Accordingly, Licensee agrees that Nasdaq, as a subsidiary of NASD, when required to do so by NASD, may by written Notice to Licensee unilaterally limit or terminate the Term of this Agreement or Licensee's right to Issue the Derivative Product. Licensee shall have available to it those procedural protections provided by the Act and applicable rules thereunder.

      Section 19. SUBSEQUENT PARTIES; LIMITED RELATIONSHIP. The Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective permitted successors or assigns. Licensee shall not assign this Agreement (including by operation of law) without the written consent of Nasdaq. Nothing in the Agreement, express or implied, is intended to or shall (a) confer on any person other than the parties hereto (and any of the Corporations), or their respective permitted successors or assigns, any rights to remedies under or by reason of this Agreement; (b) constitute the parties hereto partners or participants in a joint venture; or (c) appoint one party the agent of the other.

      Section 20. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior negotiations, communications, writings, and understandings.

      Section 21. GOVERNING LAW. This Agreement shall be deemed to have been made in the United States, District of Columbia and shall be construed and enforced in accordance with, and the validity and performance hereof shall be governed by, the laws of the District of Columbia, without reference to principles of conflicts of laws thereof.

      Licensee and Nasdaq each hereby consent to submit to the jurisdiction of the courts for or in the District of Columbia in connection with any action or proceeding instituted relating to this Agreement.

      Section 22. AUTHORIZATION. This Agreement shall not be binding upon a party unless executed by an authorized officer of that party. Licensee, Nasdaq, and the persons executing this Agreement represent that such persons are duly authorized by all necessary and appropriate corporate or other action to execute this Agreement on behalf of Nasdaq or Licensee.

      Section 23. HEADINGS. Section headings are included for convenience only and are not to be used to construe or interpret this Agreement.

      Section 24. NOTICES. All notices, invoices, and other communications required to be given in writing under this Agreement shall be directed to the persons identified in subsections (a) and (b) below and shall be deemed to have been duly given upon actual receipt by the parties, or upon constructive receipt if sent by certified mail, return receipt requested (as of the date of signature or of first refusal of the return receipt), or by any other delivery method which obtains a signed delivery receipt, addressed to the person named below to the following addresses or to such other address as any party hereto shall hereafter specify by written notice to the other party or parties hereto (NOTICE):

               (a) if to Licensee:

               Name:             John L.  Jacobs
               Title:            Executive Vice President
               Address:          Nasdaq-Amex Investment Product Services, Inc.
                                 c/o The Nasdaq Stock Market, Inc.
                                 1735 K Street, N.W.
                                 Washington, D.C. 20006

               Telephone #:      (202) 496-2552

               (b) if to Nasdaq:

               Name:             J. Patrick Campbell
               Title:            Executive Vice President and
                                 Chief Operating Officer
               Address:          The Nasdaq Stock Market, Inc.
                                 11th Floor
                                 1735 K Street, N.W.
                                 Washington, D.C. 20006

               Telephone #:      (202) 728-8200

      With, in the event of notices of Dispute or default, a required copy to:

                  The Nasdaq Stock Market, Inc.
                  1735 K Street, N.W.
                  Washington, D.C.  20006
                  Attn:  Office of General Counsel - Nasdaq Contracts Group

      Section 25. AMENDMENT, WAIVER, AND SEVERABILITY. Except as otherwise provided herein, no provision of this Agreement may be amended, modified, or waived, unless by an instrument in writing executed by a duly authorized officer of the party against whom enforcement of such amendment, modification, or waiver is sought (CONSENT).

      25.1. No failure on the part of Nasdaq or Licensee to exercise, no delay in exercising, and no course of dealing with respect to any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege under this Agreement.

      25.2. If any of the provisions of this Agreement, or application thereof to any person or circumstance, shall to any extent be held invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to which they are held invalid or unenforceable, shall not be affected thereby and each such term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      Section 26. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and such counterparts together shall constitute but one and the same instrument.

      Section 27. SCHEDULE OF ATTACHMENTS. The following Attachments are referred to in this Agreement and are incorporated as if set forth in full herein. In the event of a conflict between the Attachments and this Agreement, the Attachments shall govern:

Attachment I.              -- Nasdaq-100 Index -Registered Trademark-
                              Sub-license Agreement
Attachment II(a).          -- Product Description
           II(b).          -- Fee Schedule

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.


INVESTMENT PRODUCT SERVICES, INC.
(Subsequently re-named Nasdaq-Amex Investment Product Services, Inc.)
(LICENSEE)

By: /s/ JOHN L. JACOBS
  -----------------------------
Name:  JOHN L. JACOBS
     --------------------------
Title: EXECUTIVE VICE PRESIDENT
     --------------------------
         AUTHORIZED OFFICER



THE NASDAQ STOCK MARKET, INC.
(NASDAQ)

By: /s/ L. BRIAN HOLLAND
  -----------------------------
Name:   L. BRIAN HOLLAND
     --------------------------
Title:  EXECUTIVE VICE PRESIDENT
     --------------------------
        AUTHORIZED OFFICER

                                  ATTACHMENT I

         NASDAQ-100 INDEX -Registered Trademark- SUB-LICENSE AGREEMENT

      THIS AGREEMENT, dated as of ___________, is made by and among Investment Product Services, Inc., subsequently renamed Nasdaq-Amex Investment Product Services, Inc. (LICENSEE), a Delaware corporation, The Nasdaq Stock Market, Inc. (NASDAQ), a Delaware Corporation which is a wholly-owned subsidiary of the National Association of Securities Dealers, Inc. (NASD) (NASD with its affiliates (other than the Licensee) are collectively referred to as the CORPORATIONS), whose principal offices are located at 1735 K Street, N.W., Washington, D.C. 20006 and ______________________________ (SUB-LICENSEE), whose principal offices are located at _____________________________________________.


      WHEREAS, Nasdaq possesses certain rights in the Nasdaq-100
Index -Registered Trademark- (INDEX); and

      WHEREAS, Nasdaq possesses certain rights to Nasdaq -Registered Trademark-, Nasdaq-100 -Registered Trademark-, the Nasdaq-100 Index -Registered Trademark-, The Nasdaq Stock Market -Registered Trademark-, Nasdaq GOLD -SM-, Nasdaq-100 Shares -SM-, and Nasdaq-100 Trust -SM- as trade names, trademarks or service marks (MARKS); and

      WHEREAS, Nasdaq determines the components of the Index, calculates, maintains, and disseminates the Index; and

      WHEREAS, Nasdaq and Licensee have previously entered into a separate agreement concerning use of the Index and Marks relating to a certain Derivative Product (LICENSE AGREEMENT); and

      WHEREAS, Sublicensee wishes to Issue the Derivative Product and in connection therewith to use and refer to the Index and Marks in connection with the exchange or market trading, marketing and promotion of the Derivative Product; and

      WHEREAS, Licensee is legally authorized to issue, enter into, write, sell, purchase and/or renew (ISSUE, ISSUING, OR ISSUANCE) the Derivative Product, and the Derivative Product will be Issued as legally required under applicable law;

      NOW THEREFORE, in consideration of the premises and the mutual covenants and conditions herein contained, Licensee, Sub-Licensee, and Nasdaq, intending to be legally bound, agree as follows:

      Section 1. SCOPE OF SUB-LICENSE. Sub-Licensee hereby acknowledges that it has received, reviewed, and understands the License Agreement entered into between Licensee and Nasdaq relating to use of the Index and Marks. Except as noted herein, Sub-Licensee hereby agrees to obligate itself to all the terms, conditions, and obligations of that License Agreement as if Sub-Licensee were the Licensee, other than the obligation to pay the license fees imposed by
Section 3 of the License Agreement. Sub-Licensee agrees that Nasdaq may exercise any rights against Sub-Licensee (including, for example, limitation of liability, indemnification, or audit rights) Nasdaq has against the Licensee to the same extent as if Sub-Licensee were directly contracting with Nasdaq. Sub-Licensee agrees it will not assert against Nasdaq any defense, claim, or right Sub-Licensee may have against Licensee, including those of set-off, abatement, counter-claim, contribution, or indemnification.

      Section 2. NO FURTHER SUB-LICENSE. All references in the License Agreement to sub-licenses and sub-licensees, including any right of sub-licensee to grant further sub-licenses or to permit further sub-licensees are not applicable to this Sub-Licensee Agreement and are as if deleted from the License Agreement.

      Section 3. TERM. The Term of this Sub-License Agreement automatically terminates, without Notice, if the Term of the License Agreement terminates for any reason. Section

      Section 4. GENERAL PROVISIONS. Sections from 20, through and including,
Section 26 of the License Agreement govern this Sub-License Agreement. All terms and definitions used in this Sub-License Agreement, unless otherwise indicated, have the same meanings and definitions as in the License Agreement. LICENSEE HAS NO AUTHORITY TO WAIVE, RENEGOTIATE, OR FORGIVE ANY PROVISION OF THE LICENSE AGREEMENT AS IT APPLIES TO SUB-LICENSEE.

      IN WITNESS WHEREOF, the parties hereto have caused this Sub-License Agreement to be executed by their duly authorized officers.

INVESTMENT PRODUCT SERVICES, INC.
(subsequently re-named Nasdaq-Amex Investment Product Services, Inc.)
(LICENSEE)

By:
  -------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------
                  AUTHORIZED OFFICER


----------------------------------------------------
(SUB-LICENSEE)

By:
  -------------------------------------------------
Name:
     ----------------------------------------------
Title:
      ---------------------------------------------
                  AUTHORIZED OFFICER


THE NASDAQ STOCK MARKET, INC.
(NASDAQ)

By:
  -------------------------------------------------

Name:
     ----------------------------------------------
Title:
      ---------------------------------------------
                  AUTHORIZED OFFICER

                                ATTACHMENT II(A)

                               PRODUCT DESCRIPTION

                               Nasdaq-100(R) Trust

                               PRODUCT DESCRIPTION


Nasdaq-100 Shares(SM) ARE INTERESTS
IN A UNIT INVESTMENT TRUST


         Nasdaq-100 Shares are securities that represent an interest in the portfolio of equity securities held by a unit investment trust ("Trust"), but that trade like a share of common stock. The Trust underlying Nasdaq-100 Shares is formed by Nasdaq-Amex Investment Product Services, Inc., as Sponsor, a wholly-owned subsidiary of The Nasdaq Stock Market, Inc. ("Nasdaq"), and is intended to provide investment results that generally correspond to the price and yield performance of the Nasdaq-100 Index(R) ("Index") The trustee of the Trust is The Bank of New York ("Trustee"). The distributor for the Trust is ALPS Mutual Funds Services, Inc. ("Distributor"), a registered broker-dealer.


NASDAQ-100 SHARES ARE BASED ON A BROAD MARKET INDEX


         The Trust Sponsor selected the Nasdaq-100 Index as the basis for Trust shares because it constitutes a broadly diversified segment of the largest and most actively traded securities listed on the Nasdaq. The Index was first published in January 1985, and includes companies across a variety of major industry groups, including computer and office equipment, computer and software services, telecommunications, retail/wholesale trade, and biotechnology. The Nasdaq-100 Index is calculated under a "modified capitalization weighted" methodology, which is a hybrid between equal weighting and conventional capitalization weighting. Current information regarding the market value of the Index is available from Nasdaq as well as numerous market information services. The Index is determined, comprised, and calculated by Nasdaq without regard to the Sponsor, the Trust or the beneficial owners of Nasdaq-100 Shares.


         The current value of the Index will ordinarily continue to be reported even when trading is interrupted in some or all of its component securities. In that event, the reported index level will be based on the current market price of those stocks still being traded (if any) and the last reported prices for those stocks that are not currently trading. As a result, reported index levels may at times be based on non-current price information with respect to some or even all of the stocks in the Index.


TRUST SHARES ARE CREATED AND REDEEMED WITH AN ACTUAL PORTFOLIO OF SECURITIES AND IN "CREATION UNITS" COMPRISING 50,000 TRUST SHARES


         Most holders of Nasdaq-100 Shares purchase and sell them in the secondary trading market. However, Trust shares are initially created when they are issued by the Trust to a person or entity who, after placing a creation order with the Distributor, deposits with the Trustee a specified portfolio of Index securities, as well as in some cases a cash payment generally equal to accumulated dividends, if any, of the securities net of


                                    II(a)-1
accrued expenses and liabilities up to the time of deposit. Conversely, the Trust will deliver an Index portfolio (based on net asset value of the Trust), together, in some cases, with a cash payment (generally equal to accumulated dividends, if any, net of accrued expenses and liabilities as of the date of redemption) to a holder upon tender of an established minimum number of Trust shares to the Trust. While Trust shares can be traded in lots of any size like ordinary shares of stock, Trust shares are issued by the Trust only in specified large-sized minimum numbers, for example, 50,000 Trust shares (or multiples thereof), which are referred to as "creation units". Similarly, Trust shares can be redeemed only by tendering to the Trust 50,000 Trust shares (or multiples thereof) -- the same Creation Unit-sized minimum number. Procedures to be followed when engaging in these creation and redemption transactions are set forth in the Nasdaq-100 Trust, Series 1 prospectus.


         To maintain the correlation between the composition of securities held by the Trust and that of the Index securities, the Trust securities will be adjusted by the Trustee from time to time to conform to periodic changes in the identity and/or capitalization weights of Index securities.


NASDAQ-100 SHARES TRADE ON THE AMERICAN STOCK EXCHANGE


         Once issued to a depositor of securities, Trust shares may be bought and sold in the secondary market like other equity securities at any time during the trading day. The Nasdaq-100 Trust is listed for trading on the American Stock Exchange and Trust shares are cleared through facilities of the National Securities Clearing Corporation ("NSCC"). Certificates will not be issued for Trust shares, which will be held by the Depository Trust
Company ("DTC") in book entry form only. Trust shares are traded on the Exchange in 100 share round lots, and can be traded in odd lots as well. Note that trading of Trust shares on the Exchange will be halted whenever exchange trading in equity securities generally is halted as a result of activation of market-wide "circuit breakers" which are tied to large decreases in the Dow Jones Industrial Average(SM). Trading in Trust shares on the Exchange may also be halted if Exchange officials determine that such action is appropriate in the interest of a fair and orderly market or to protect investors.


NASDAQ-100 TRUST DIVIDEND PAYMENTS


         Trust share holders as of the record dates may be paid a quarterly Income Net of Expenses Amount corresponding to the amount of any cash dividends or other income that accrue to the portfolio of securities in the Trust during the applicable period, net of fees and expenses of the Trust (as discussed below). If the fees and expenses of the Trust exceed the dividend and other income received by the Trust, the Trust may be required to pay any such excess expenses with the proceeds realized from the sale of Index securities. BASED ON HISTORICAL DIVIDEND PAYMENT RATES OF SECURITIES IN THE INDEX AND ESTIMATED ORDINARY OPERATING EXPENSES OF THE TRUST, LITTLE OR NO SUCH NET DIVIDEND DISTRIBUTIONS ARE CURRENTLY ANTICIPATED. The regular quarterly ex-dividend date for the Trust will be the third Friday in each of March, June, September, and December, unless such date is not a Business Day, in which case the ex-dividend date will be the immediately preceding Business Day. There shall be no net dividend distribution in any given quarter, and any net dividend amounts will be rolled into the next quarterly accumulation period, if the aggregate net distribution would be in an amount less than 5/100 of one percent (0.05%) of the net asset value of the Trust as of the Friday in the week immediately preceding


                                    II(a)-2
the ex-dividend date, unless the Trustee determines that a distribution is required for reasons set forth in the Trust prospectus. The Trust share holder should be aware of the tax consequences associated with Trust dividends, as well as those associated with Trust share sales or redemptions. Investors may wish to consult their tax advisors in this regard.


         The Sponsor reserves the right to make the DTC Dividend Reinvestment Service ("Service") available in the future for use by Trust share holders through DTC Participants for reinvestment of their periodic cash distributions, if any. In the event the Service is made available, not all DTC Participants may choose to utilize this Service, and an interested investor should consult his or her broker to ascertain the availability of dividend reinvestment through such broker as well as the specific procedures that apply.


EXPENSES OF THE TRUST


         Fees and expenses to be charged to the Trust are described in the Nasdaq-100 Trust prospectus. Such fees and expenses include the Trustee's fees; licensing fees; federal and state annual registration fees; expenses of the Sponsor relating to the printing and distribution of marketing materials; and certain other expenses and fees of the Trust, as described in the Trust prospectus. The expenses of the Trust will be accrued daily and reflected in the net asset value of the Trust.


         Please note that secondary market purchases and sales of Trust shares are subject to ordinary brokerage commissions.


THE TRUSTEE VOTES THE UNDERLYING SHARES


         The Trustee will have the right to vote any voting securities held by the Trust, and will vote the voting securities of each issuer in the same proportion as all other voting shares of that issuer are voted. Consequently, holders of Trust shares will not be able to vote the shares of the securities of the issuers of the underlying Nasdaq-100 Trust.


THE NASDAQ-100 TRUST HAS A SPECIFIED LIFETIME TERM


         The mandatory termination date of the Trust will be the first to occur of (i) a specified date in 2124 or (ii) the date 20 years after the death of the last survivor of fifteen (15) persons named in the Trust Agreement. However, the Trust may terminate at an earlier time under certain circumstances, such as delisting of the Nasdaq-100 Trust from the American Stock Exchange and no subsequent relisting on a national securities exchange or a quotation medium operated by a national securities association; if the license from Nasdaq is terminated; or if the Trustee, Sponsor, DTC, or NSCC are unable to perform their respective functions or duties with respect to operation of the Trust and a suitable successor entity is not available. In addition, the Sponsor may terminate the Trust if the Trust net asset value, after six months from inception, is below $150,000,000, or, after three years from inception, Trust net asset value is below $350,000,000, as such dollar amount shall be adjusted annually for inflation. Trading of Trust shares cannot occur after termination of the underlying Trust. However, on termination the Trust will be liquidated, and Trust share holders at that time will receive a distribution of their pro-rata share of the assets of the Trust, net of certain fees and expenses.


NASDAQ-100 SHARES SHOULD TRACK THE VALUE OF THE UNDERLYING STOCKS


         The value of Trust shares will fluctuate in relation to changes in the value of the portfolio of securities held by the Trust, and a significant decline in the value of the Trust portfolio can be expected to result in a similar decline in value of the corresponding Trust


                                    II(a)-3
shares. However, the market price of Trust shares may not be equivalent to the pro-rata value of the Index securities. The portfolio of Index securities held by the Trust will be adjusted as necessary to track changes made to the Index from time to time by Nasdaq. The Trust Agreement contains directions to the Trustee specifying how those changes to the Index are to be replicated by the Trust.


SPECIAL CONSIDERATIONS AND RISK FACTORS


         Trust shares are subject to the risks of an investment in a broadly based portfolio of equity securities, including the risk that the general level of stock prices may decline, thereby adversely affecting the value of such investment. Therefore, the value received upon sale of a Trust share may be less than the purchase price. Moreover, an investment in Nasdaq-100 Shares should be made with an understanding that the Trust may not be able to replicate exactly the performance of the Index because of transaction costs incurred by the Trust or because of the temporary unavailability of certain Index securities. Trust shares are also subject to the risks of an investment in a portfolio of equity securities in which the Index may be highly concentrated (e.g., technology) and, due to concentration in sectors characterized by relatively higher volatility in price performance, may be more volatile when compared to other broad-based stock index products. Trust shares are also subject to the risks specific to the performance of a few individual component securities which currently represent a highly concentrated weighting in the Nasdaq-100 Index, as described in the Trust's prospectus.


         The identity of securities held by the Trust will change from time to time, based on changes in the Index. There can be no assurance that the issuers of securities held by the Trust will pay dividends, and distributions on such securities will generally depend upon the declaration of dividends by the issuers of those securities.


         Nasdaq does not guarantee the accuracy and/or completeness of the Nasdaq-100 Index or any data included therein. Nasdaq and the Exchange make no express or implied warranties, and disclaim all warranties of merchantability or fitness for a particular purpose with respect to the Nasdaq-100 Index, its use, the results to be obtained from its use, or any data included therein. Nasdaq and the Exchange shall have no liability for any lost profits or special, punitive, incidental, indirect, or consequential damages, even if notified of the possibility of such damages. Nasdaq and the Exchange shall have no liability for any damages, claims, losses or expenses caused by any errors or delays in calculating or disseminating the Nasdaq-100 Index.


         This product description is required to be provided to Trust share purchasers by American Stock Exchange members and member organizations pursuant to Exchange rules. It is not to be construed as investment advice or as a recommendation to buy or sell Trust shares. Upon request, your broker will furnish you with a copy of the Nasdaq-100 Trust prospectus, which provides more specific information with respect to these securities. The Nasdaq-100 Trust prospectus may also be obtained by writing to Nasdaq-Amex Investment Product Services, Inc., c/o the American Stock Exchange, 86 Trinity Place, New York, NY 10006, or by calling 1-800-843-2639. If you have any questions about the Nasdaq-100 Trust, they should be addressed to your broker.


                                    II(a)-4

                                ATTACHMENT II(b)

                                  FEE SCHEDULE

Licensee shall pay license fees in accordance with the following:


      1. Licensee shall pay to Nasdaq a license fee at a rate of 4/100 of one percent (0.04%) per annum, times the average daily net asset value of the Nasdaq-100 Trust (the ANNUAL FEE).

      2. The Annual Fee shall be computed and paid as follows:

            a) At the end of each quarter during a Contract Year (ending on the three month anniversary of the Effective Date or the prior quarter), Licensee shall calculate the average daily net asset value of the Nasdaq-100 Trust during the quarter by (i) adding together the daily net asset values of the Nasdaq-100 Trust, as determined by the trustee of the Nasdaq-100 Trust on each business day during the quarter, and then (ii) dividing such sum by the number of daily net asset value amounts determined in (i) above. The resulting average daily net asset value shall then be multiplied by (0.0004) and divided by four, resulting in the quarterly payment to be paid to Nasdaq by Licensee.

            b) Each quarterly payment shall be accompanied by a statement setting forth the calculations on which the payment is based and shall be paid within 15 days after the close of the quarter.


                                    II(b)-1